86904.000006 EMF_US 65565226v4
Exhibit 99.4

TRINITY CAPITAL CORPORATION

SUBSCRIPTION AGREEMENT

RETURN THIS SUBSCRIPTION AGREEMENT TO:
By Overnight Delivery, First Class Mail, or Courier Service:

Continental Stock Transfer & Trust Company
Attn: [__________]
1 State Street Plaza – 30th Floor
New York, NY  10004

For Payment by Wire Transfer:
Trinity Capital Corporation Escrow Account
c/o Continental Stock Transfer & Trust Company
Account No.: [__________]
ABA/Routing Number: [__________]
REF: NEW INVESTOR; INVESTOR NAME AS IT APPEARS ON SUBSCRIPTION AGREEMENT

IMPORTANT:  The terms of this offering are described in the prospectus dated [__________], 2017 (the "Prospectus"), which you have received together with this Subscription Agreement.  You should read the Prospectus carefully in its entirety before completing and returning this Subscription Agreement.  If you elect to subscribe for shares of our voting common stock in accordance with the terms contained in the Prospectus and as described further below, you must complete and sign this Subscription Agreement and the accompanying IRS Form W-9 in their entirety.  If you fail to provide all of the required information and/or properly sign this Subscription Agreement or the required Form W-9, your subscription may be returned to you, without interest, penalty or deduction for expenses.

Once you have submitted your subscription, it becomes irrevocable, meaning that you do not have the right to cancel or withdraw your subscription.

1. Trinity Capital Corporation (referred to in this Subscription Agreement as the "Company" or, as the context requires, as "us", "we" and "our") is the parent holding company of Los Alamos National Bank, a national bank with its main office in Los Alamos, New Mexico (the "Bank").  We are offering up to [_____] shares (the "Shares") of voting common stock of the Company, no par value per share (the "Common Stock"), to our directors, officers and employees selected by us in a directed share program (the "Directed Share Program") concurrently with our distribution to our existing stockholders of subscription rights to purchase shares of voting Common Stock (the "Rights Offering").
2. By completing and signing this Subscription Agreement, you hereby subscribe at a price of $4.75 per share for the number of Shares of the Company set forth on the signature page to this Subscription Agreement.  In payment for the Shares, you have enclosed with this Subscription Agreement either (i) a cashier's check drawn on a U.S. bank or a personal check in the amount of the subscription price as set forth on the signature page to this Subscription Agreement (the "Subscription Price"), made payable to "Continental Stock Transfer & Trust Company," or (ii) you have submitted a wire transfer of funds in the amount of the Subscription Price in accordance with the wiring instructions above.  You understand that there is no minimum number of Shares that you must subscribe for in the Directed Share Program.
3. You acknowledge and agree that if you elect to purchase Shares under the Directed Share Program, you should consider using a cashier's check drawn upon a U.S. bank or wire transfer of funds to ensure that the Subscription Agent (as defined below) receives your funds prior to the expiration of the Directed Share Program.  If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared.  If you send a cashier's check drawn upon a U.S. bank or wire transfer of funds directly to the subscription account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument and wire transfer of funds.

4. You acknowledge and agree that we reserve the right, in our sole discretion, to accept or reject your subscription, in whole or in part, for any reason or for no reason at all.

5. You acknowledge and agree that the Subscription Price that you have paid will be deposited into a segregated noninterest-bearing deposit account maintained by Continental Stock Transfer & Trust Company, whom we have retained to serve as our subscription agent in connection with both the Rights Offering and the Directed Share Program (the "Subscription Agent").  We will review all of the subscriptions that are delivered to the Subscription Agent in the Directed Share Program and we will make a decision as to each subscription whether to accept or reject the subscription in whole or in part.  If we reject your subscription in full, then the Subscription Agent will return this Subscription Agreement by first class mail or overnight delivery to you with a check in the amount of the Subscription Price that you have delivered to the Subscription Agent with this Subscription Agreement, and neither you nor the Company will have any further obligation under this Subscription Agreement.  If we accept only a part of your subscription, then the Subscription Agent will return to you, by first class mail or overnight delivery, a check payable to you in an amount equal to the per share purchase price in the Directed Share Program multiplied by the number of Shares for which your subscription was not accepted.  Our use of the funds that we receive in the Directed Share Program will only occur following the closing of the Directed Share Program.

6. To induce us to accept your subscription, you hereby represent and warrant to us that:

(a) You have received and reviewed carefully the Prospectus;

(b) You are either a director, officer or employee of the Company or the Bank;

(c) You acknowledge and agree that, except as set forth in the Prospectus, no representations or warranties have been made to you by the Company, its officers or directors, or any agent, employee or affiliate of any of them, and in entering into this transaction you are not relying upon any information, other than the information contained in the Prospectus;
(d) You understand that the Shares that you have subscribed for are not deposits, and that the Shares are not insured by the FDIC or any other government agency, and that the Shares are subject to investment risk, including the possible loss of the entire amount that you have invested in the Shares; and

(e) The information you have included in the accompanying IRS Form W-9 (Request For Taxpayer Identification Number and Certification) is true and correct in all respects.

7. You acknowledge that the Directed Share Program will expire at 5:00 p.m., Eastern Daylight Time, on [__________], 2017; provided, however, that we may, in our sole discretion, elect to extend the expiration date of the Directed Share Program but not beyond [__________], 2017.

8. You acknowledge that any personal check used to pay for Shares must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Daylight Time, on [__________], 2017, unless the expiration date is extended, but not beyond [_______], 2017.  The clearinghouse may require five or more business days.  Accordingly, if you intend to pay the Subscription Price by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date of the Directed Share Program to ensure such payment is both received and cleared by such date.

9. If the Directed Share Program is terminated, which we may choose to do at any time in our sole discretion, then the Subscription Price that you have paid will be returned to you, without any accrued interest, penalty or deduction for expenses, by the Subscription Agent, and neither you nor the Company will have any further obligation under this Subscription Agreement.

10. You understand that all of the Shares that you may purchase in the Directed Share Program will be issued in book-entry, meaning uncertificated, form.  All of the Shares that you may purchase in the Directed Share Program will be issued as soon as practicable after the closing of the Directed Share Program and the Rights Offering and will be registered exactly in the name(s) you indicate below.
11. You acknowledge and agree that you may not sell, transfer or assign this Subscription Agreement or your subscription to purchase the Shares contained herein to any other person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, I have executed this Subscription Agreement as of the date set forth below.

Subscription Commitment:

Number of Shares: __________________
Subscription Price: __________________
(No. of Shares x $4.75)

TRUST OR OTHER ENTITY	INDIVIDUAL SUBSCRIBER
SUBSCRIBE                                                                                          (and Spouse if Joint Subscriber)

___________________________	____________________________________
(Name of Entity)	(Signature)

____________________________________
(Print Name)

By: __________________________________                         ____________________________________
 (Signature and Title)                                                           (Signature)

____________________________________
(Print Name)

Date: _________________, 2017

********************************************************************************************************************************************************************************************

ACCEPTANCE OF SUBSCRIPTION
(to be completed by and at the discretion of the Company)

The foregoing subscription is hereby accepted by the Company on this _____ day of ________________, 2017, with respect to the number of Shares indicated below.

TRINITY CAPITAL CORPORATION

By: _______________________________

      _______________________________
       (Print Name and Title)
Number of Shares:______________

SUBSCRIPTION DATA SHEET
(Please Print or Type)

1. Name: __________________________________________________________________________________________

2. Marital Status: ____________________________________________________________________________________

3. Residence Address and Telephone: ____________________________________________________________________
(Do not use a Post Office Box               ____________________________________________________________________
Address)                                                  ____________________________________________________________________

4. Business Address and Telephone: _____________________________________________________________________

                                                                                 _____________________________________________________________________

                                                                                 _____________________________________________________________________

                                                                                 _____________________________________________________________________

5. Preferred mailing address:
(Check one) (   ) Residence
                     (   )                 Business
                     (   )                 Other: ________________________________

                                                                                                        ________________________________

                                                                                                        ________________________________

If the Common Stock is to be held by more than one person, please check if to be held as:

_____ (1) Tenants in common
_____ (2) Tenants by the entireties
_____ (3) Joint tenants with rights of survivorship and not as tenants in common
_____ (4) Under Uniform Transfer to Minors Act:  If so, indicate name of Custodian:

                                                _______________________________________________________________________________________________
Name of Custodian

IF THE SHARES ARE TO BE HELD BY MORE THAN ONE PERSON AND IF NO OTHER INDICATION IS MADE, IT WILL BE ISSUED TO THE INDIVIDUALS AS TENANTS IN COMMON.

FEDERAL INCOME TAX BACKUP WITHHOLDING
In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Company with a correct Taxpayer Identification Number ("TIN").  An individual's social security number is his or her TIN.  The TIN should be provided in the space provided in the Substitute Form W-9 below.
Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS").
Backup withholding is not an additional tax.  Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.  Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.
If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.
SUBSTITUTE FORM W-9
Under penalties of perjury, I certify that: (i) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.
You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (ii).
Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber
Printed Name	Printed Name
Social Security No. or Employer Identification No.	Social Security No. or Employer Identification No.